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                                                                      EXHIBIT 11

                    CNA SURETY CORPORATION AND SUBSIDIARIES

                         EARNINGS PER SHARE COMPUTATION

                                                             YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                            DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                2000            1999            1998
                                                            ------------    ------------    ------------
                                                            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Income..............................................      $53,602         $56,498          $45,515
                                                              =======         =======          =======
Shares:
Weighted average shares outstanding.....................       42,889          43,957           43,625
  Weighted average shares of options exercised..........            9              17               97
                                                              -------         -------          -------
Total weighted average shares outstanding...............       42,898          43,974           43,722
  Effect of dilutive options............................          130             146              153
                                                              -------         -------          -------
Total weighted average shares outstanding, assuming
  dilution..............................................       43,028          44,120           43,875
                                                              =======         =======          =======
Earnings per share......................................      $  1.25         $  1.28          $  1.04
                                                              =======         =======          =======
Earnings per share, assuming dilution...................      $  1.25         $  1.28          $  1.04
                                                              =======         =======          =======